SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement (this “Agreement”) is dated as of February 19, 2013, between Lithium Exploration Group, Inc., a Nevada corporation (the “Company”) and JDF Capital Inc., (the “Purchaser”) (referred to collectively herein as the “Parties”).

          WHEREAS, the Company desires to sell and Purchaser desires to purchase a Secured Convertible Promissory Note due, subject to the terms therein, eighteen months from its effective date of issuance, issued by the Company to the Purchaser, in the form of Exhibit A attached hereto (the “Note”) and a Warrant to purchase 3,632,433 shares of the Company’s common stock for a period of five (5) years from the date hereof, issued by the Company to the Purchaser, in the form of Exhibit B attached hereto (the “Warrant,” and together with the Note, the “Securities”) as set forth below;

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

ARTICLE I PURCHASE AND SALE

          1.1        Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase the Note, in an aggregate principal amount of $672,000, and a Warrant to purchase 3,632,433 shares of Company common stock with an aggregate exercise price of $672,000. On the Effective Date, the Purchaser shall deliver to the Company, via wire transfer, immediately available funds in the amount of US$150,000 (the “Purchase Price”) and the Company shall deliver to the Purchaser the Note and the Warrant, and the Company and the Purchaser shall deliver any other documents or agreements related to this transaction, including, but not limited to, Representations and Warranties Agreement and Security Agreement.

          1.2        Effective Date. This Agreement will become effective on March 1, 2013, and only upon occurrence of the two following events: execution of this Agreement, the Note, and the Warrant by both the Company and the Purchaser, and delivery of the first payment of the Purchase Price by the Purchaser to the Company.

          1.3        Additional Payments. The Note requires the Purchaser to pay $450,000 of additional consideration to the Company by providing $150,000 on April 1, 2013 and thereafter $100,000 the 1st day of each month beginning on May 1st and ending on July 1st, 2013 (the “Additional Payments”).

ARTICLE II MISCELLANEOUS

          2.1        Successors and Assigns. This Agreement may not be assigned by the Company. The Purchaser may assign any or all of its rights under this Agreement and agreements related to this transaction. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          2.2        Reservation of Authorized Shares. As of the effective date of this Agreement and for the remaining period during which the Note is outstanding and the Warrant is exercisable for shares of the Company, the Company will reserve from its authorized and unissued common stock a sufficient number of shares (at least 10,000,000 common shares) to provide for the issuance of common stock upon the full conversion of the Note and the full exercise of the Warrant. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of the Note and the Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of common stock upon the conversion of the Note and the exercise of the Warrant. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated by the Agreement or for the issuance of the shares contemplated by the Note or the shares contemplated by the Warrant.

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          2.3        Rule 144 Tacking Back and Registration Rights. Whenever the Note or Warrant or any other document related to this transaction provides that a conversion amount, make-whole amount, penalty, fee, liquidated damage, or any other amount or shares (a “Tack Back Amount”) tacks back to the original date of the Note, Warrant, or document for purposes of Rule 144 or otherwise, in the event that such Tack Back Amount was registered or carried registration rights, then that Tack Back Amount shall have the same registration status or registration rights as were in effect immediately prior to the event that gave rise to such Tack Back Amount tacking back. For example, if the Purchaser converts a portion of the Note and receives registered shares and the Purchaser later rescinds that conversion, the conversion amount would be returned to the principal balance of the Note and upon any future conversion of the Note the amount converted would be convertible into shares registered on that registration statement.

          2.4        Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without regard to the principles of conflict of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Arizona or in the federal courts located in the State of Arizona. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

          2.5        Delivery of Process by Purchaser to Company. In the event of any action or proceeding by the Purchaser against the Company, and only by Purchaser against the Company, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Purchaser via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known address or to its last known attorney as set forth in its most recent SEC filing.

          2.6        Notices. Any notice required or permitted hereunder must be in writing and either be personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

          2.7        Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by email.

          2.8        Expenses. The Company and the Purchaser shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. In the event any attorney is employed by either party to this Agreement with respect to legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

          2.9        No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Agreement, the Note, the Warrant, or the Purchase Price without written permission by both the Company and the Purchaser.

          2.10      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

          2.11      Additional Investment. For a period of 18 months from the Effective Date, the Purchaser shall have a right to make an additional $1,500,000 investment on the same terms and conditions as this initial investment.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 19th day of February, 2013.

COMPANY:

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh
Alexander Walsh
President

PURCHASER:

      /s/ John Fierro
John Fierro, President

[Securities Purchase Agreement Signature Page]

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SECURED CONVERTIBLE PROMISSORY NOTE
$672,000 ORIGINAL ISSUE DISCOUNT

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

Issue Date: February 19, 2013

FOR VALUE RECEIVED, Lithium Exploration Group, Inc. as Obligor ("Borrower,” or “Obligor”), hereby promises to pay to JDF Capital Inc., (the “Lender” or “Holder”), the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Lender" shall be:	JDF Capital Inc.
The "Principal Sum" shall be:	$672,000 (six hundred seventy two thousand US Dollars) Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.
The “Consideration” shall be:	$600,000 (six hundred thousand US dollars) in the form of cash payment by wire or check as set forth in the attached funding schedule.
The "Interest Rate" shall be:	No interest rate shall be charged on the Note.
The "Conversion Price" shall be the following price:

the lower of 50% of the lowest reported sale price of the common stock for the 20 trading days immediately prior to (i) the closing date on March 1, 2013 (the “Closing Date”), or (ii) 50 % of the lowest reported sale price for the 20 days prior the conversion date of the Note

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	12 months from the date on which each tranche of Consideration is provided by the Lender to the Borrower.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

          1.1 Principal Sum. The Principal Sum is $672,000 (six hundred seventy two thousand) plus any other fees. The Consideration is $600,000 (six hundred thousand) payable by wire (there exists a $72,000 original issue discount (the “OID”)). The Lender shall pay $150,000 of Consideration upon closing of this Note as the Purchase Price under the Securities Purchase Agreement Document of even date herewith between the Borrower and the Lender. As set forth in the attached Funding Schedule, the Lender shall pay an additional $450,000 of Consideration to the Borrower in such amounts and times as specified in the Funding Schedule.

          1.2 Default. In the event of any Event of Default, as defined in the Default Document between the Borrower and the Holder, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. Commencing five (5) days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 1.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon.

ARTICLE 2 CONVERSION RIGHTS

          The Holder will have the right to convert the Principal Sum (including OID, interest, and other fees) under this Note into Shares of the Borrower's Common Stock as set forth below.

          2.1 Conversion Rights and Cashless Exercise. The Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Lithium Exploration Group, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of Lithium Exploration Group, Inc. into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder. Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of Lithium Exploration Group, Inc., as calculated in accordance with sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act’) Shares from any such conversion will be delivered to Holder (in any name directed by Holder) by 2:30pm EST within 3 (three) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer.

          2.2. Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price, as illustrated below. The Holder and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). If no objection is delivered from Borrower to Holder regarding any variable or calculation of the conversion notice within 24 (twenty-four) hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such Notice of Conversion and waive any objection thereto. The Company acknowledges and agrees that, absent a duly delivered objection notice as required above, the Holder shall materially rely on the confirmation and ratification of the conversion price and, notwithstanding subsequent information to the contrary that such computation was made in error, such deemed conversion price shall thereafter be the conversion price for purposes of such conversion.

# Shares = Conversion Amount
                      Conversion Price

          2.5 Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of Common Stock upon the conversion of this Note.

          2.6. Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 3 (three) business days of conversion notice delivery (see 3.1) by “DWAC/FAST” electronic transfer (such date, the “Share Delivery Date”). For example, if Holder delivers a conversion notice to Borrower at 5:15 pm eastern time on Monday January 1st, Borrower’s transfer agent must deliver shares to Holder’s broker via “DWAC/FAST” electronic transfer by no later than 2:30 pm eastern time on Thursday January 4th. If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, Holder, at any time prior to selling those shares (in whole or in part), may rescind that particular conversion (in whole or in part) and have the conversion amount (in whole or in part) returned to the note balance with the conversion shares (in whole or in part) returned to the Borrower (under Holder and Borrower’s expectation that any returned conversion amounts will tack back to the original date of the note). The Company will make its best efforts to deliver shares to Holder same day / next day.

2.6.1 Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder (including election to pursue its rights under this Section 2.6 and subsections), at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

2.6.2 Conversion Delay Penalties. Holder may assess, at its election, penalties or liquidated damages (both referred to herein as “penalties”) as follows.

2.6.2. A. For each conversion, Borrower agrees to deliver share issuance instructions to its transfer agent same day or next day. In the event that the share issuance instructions are not delivered to the Borrower’s transfer agent by the next day, a penalty of $2,000 per day will be assessed for each day until share issuance instructions are delivered to the transfer agent ($2,000 per day inclusive of the day of conversion); and such penalty will be added to the principal balance of the Note (under Holder and Borrower’s expectation that any penalty amounts will tack back to the original date of the note).

2.6.2. B. For each conversion, in the event that shares are not delivered by the third business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the principal balance of the Note (under Holder and Borrower’s expectation that any penalty amounts will tack back to the original date of the note). Borrower will not be subjected to any penalties once its transfer agent processes the shares to the DWAC system.

2.6.3 If failure to deliver Conversion Shares occurs as follows, Holder may elect to enforce one or more of these remedies at its sole election.

2.6.3. A. In addition to any other rights available to the Holder, if the Borrower fails to cause its transfer agent to transmit to the Holder the shares on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or if the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Borrower shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Shares that the Borrower was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either (x) reinstate the portion of the Note and equivalent number of shares for which such conversion was not honored (in which case such conversion shall be deemed rescinded), (y) deliver to the Holder the number of shares of Common Stock that would have been issued had the Borrower timely complied with its conversion and delivery obligations hereunder, or (z) pay in cash to the Holder the amount obtained by multiplying (1) the number of Shares that the Borrower was required to deliver to the Holder in connection with the conversion at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Borrower, evidence of the amount of such loss.

2.6.3. B. If the Borrower fails for any reason to deliver to the Holder the Shares by DWAC/FAST electronic transfer (such as by delivering a physical stock certificate) and if the Holder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Holder may provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Borrower must make the Holder whole by either of the following options at Holder’s election:

Market Price Loss = [(VWAP on the day of conversion) x (Number of shares receivable from the conversion)] – [(Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A – Pay Market Price Loss in Cash. The Borrower must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Borrower.

Option B – Add Market Price Loss to Principal Sum. The Borrower must pay the Market Price Loss by adding the Market Price Loss to the balance of the Principal Sum (under Holder’s and the Borrower’s expectation that any Market Price Loss amounts will tack back to the original date of issue of this Note).

2.6.3. C. If the Borrower fails for any reason to deliver to the Holder the Shares within 2 (two) business days of the Share Delivery Date and if the Holder incurs a Failure to Deliver Loss, then at any time subsequent to incurring the loss the Holder may provide the Borrower written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Borrower must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of conversion) x (Number of shares receivable from the conversion)].

The Borrower must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Borrower.

          2.7. This section 2.7 intentionally left blank.

ARTICLE 3 MISCELLANEOUS

          3.1. Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

          3.2 Subsequent Equity Sales or Agreements. The Borrower shall provide the Holder, whenever the Holder requests at any time while this Note is outstanding, a schedule of all issuances of Common Stock or any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a “Common Stock Equivalent”) since the date of issuance of this Note, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Borrower shall notify the Holder in writing of any issuances within twenty-four (24) hours of such issuance.

          3.3. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          3.4. Assignability. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors, and will inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder to anyone of its choosing without Borrower’s approval.

          3.5. Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

          3.6. Delivery of Process by Holder To Borrower. In the event of any action or proceeding by Holder against Borrower, and only by Holder against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known address or to its last known attorney set forth in its most recent SEC filing.

          3.7. No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof as set forth in Section 2.1. So long as this Note is unconverted, this Note carries no voting rights and does not convey to the Holder any “control” over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether this Note is currently convertible.

          3.8. Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

          3.9. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

          3.10. Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

          3.11. No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

          3.12. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower’s counsel.

          3.13. Director’s Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director’s resolution resolving that this note is validly issued, paid, and effective.

          3.14. No Shorting. Holder agrees that so long as any Note from Borrower to Holder remains outstanding, Holder will not enter into or effect any “short sales” of the common stock or hedging transaction which establishes a net short position with respect to the common stock of Lithium Exploration Group, Inc. Borrower acknowledges and agrees that upon submission of conversion notice as set forth in Section 3.1 (up to the amount of cash paid in under the Note), Holder immediately owns the common shares described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

BORROWER:

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh
Alexander Walsh
President

LENDER/HOLDER:

/s/ John Fierro
John Fierro, President

[Secured Convertible Promissory Note Signature Page]

FUNDING SCHEDULE

  $150,000 paid to Borrower upon the Closing Date;
  $150,000 paid to Borrower on April 1, 2013;
  $100,000 paid to Borrower on May 1, 2013;
  $100,000 paid to Borrower on June 1, 2013; and
  $100,000 paid to Borrower on July 1, 2013.

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

COMMON STOCK PURCHASE WARRANT

LITHIUM EXPLORATION GROUP, INC.

Warrant Shares: 3,632,433	Initial Issue Date: February 19, 2013
Aggregate Exercise Amount: $672,000

                      THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, JDF Capital Inc., or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (as subject to adjustment hereunder, the “Termination Date”), to subscribe for and purchase from Lithium Exploration Group, Inc., a Nevada corporation (the “Company”), up to 3,632,433 shares (as subject to adjustment herein, the “Warrant Shares”) of common stock of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1.2.

ARTICLE 1 EXERCISE RIGHTS

          The Holder will have the right to exercise this Warrant to purchase shares of Common Stock as set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement Document dated February ____, 2013 between the Company and the Holder (the “Agreement”).

          1.1        Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, from and after the Initial Exercise Date, and then at any time, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or emailed copy of the Notice of Exercise form annexed hereto. Within three (3) business days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or check drawn on a United States bank unless the cashless exercise procedure specified in Section 1.3 below is specified in the applicable Notice of Exercise. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise form within 24 hours of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

          1.2        Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.185 per share, subject to adjustment hereunder (the “Exercise Price”). The aggregate exercise price is $672,000.

          1.3        Cashless Exercise. If at any time after the earlier of (i) the six (6) month anniversary of the date of the Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

          1.4        Delivery of Warrant Shares. Warrant Shares purchased hereunder will be delivered to Holder by 2:30 pm EST within two (2) business days of Notice of Exercise by “DWAC/FAST” electronic transfer (such date, the “Warrant Share Delivery Date”). For example, if Holder delivers a Notice of Exercise to the Company at 5:15 pm eastern time on Monday January 1st, the Company’s transfer agent must deliver shares to Holder’s broker via “DWAC/FAST” electronic transfer by no later than 2:30 pm eastern time on Wednesday January 3rd. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of delivery of the Notice of Exercise. Holder may assess penalties or liquidated damages (both referred to herein as “penalties”) as follows. For each exercise, in the event that shares are not delivered by the third business day (inclusive of the day of exercise), the Company shall pay the Holder in cash a penalty of $2,000 per day for each day after the third business day (inclusive of the day of exercise) until share delivery is made. The Company will not be subject to any penalties once its transfer agent correctly processes the shares to the DWAC system. The Company will make its best efforts to deliver the Warrant Shares to the Holder the same day or next day.

          1.5        Delivery of Warrant. The Holder shall not be required to physically surrender this Warrant to the Company. If the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, this Warrant shall automatically be cancelled without the need to surrender the Warrant to the Company for cancellation. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, for purposes of Rule 144, shall tack back to the original date of this Warrant.

          1.6        Warrant Exercise Rescission Rights. For any reason in Holder’s sole discretion, including if the Warrant Shares are not delivered by DWAC/FAST electronic transfer or in accordance with the timeframe stated in Section 1.4, or for any other reason, Holder may, at any time prior to selling those Warrant Shares rescind such exercise, in whole or in part, in which case the Company must, within three (3) days of receipt of notice from the Holder, repay to the Holder the portion of the exercise price so rescinded and reinstate the portion of the Warrant and equivalent number of Warrant Shares for which the exercise was rescinded and, for purposes of Rule 144, such reinstated portion of the Warrant and the Warrant Shares shall tack back to the original date of this Warrant. If Warrant Shares were issued to Holder prior to Holder’s rescission notice, upon return of payment from the Company, Holder will, within three (3) days of receipt of payment, commence procedures to return the Warrant Shares to the Company.

          1.7        Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either (x) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded), (y) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder, or (z) pay in cash to the Holder the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

          1.8        Make-Whole for Market Loss after Exercise. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by DWAC/FAST electronic transfer (such as by delivering a physical certificate) and if the Holder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole as follows:

Market Price Loss = [(High trade price on the day of exercise) x (Number of Warrant Shares)] – [(Sales price realized by Holder) x (Number of Warrant Shares)]

The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

          1.9        Make-Whole for Failure to Deliver Loss. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by the Warrant Share Delivery Date and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of Warrant Shares)]

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

          1.10      Choice of Remedies. Nothing herein, including, but not limited to, Holder’s electing to pursue its rights under Sections 1.8 or 1.9 of this Warrant, shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

          1.11      Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise.

          1.12      Holder’s Exercise Limitations. Unless otherwise agreed in writing by both the Company and the Holder, at no time will the Holder exercise any amount of this Warrant to purchase Common Stock that would result in the Holder owning more than 4.99% of the Common Stock outstanding of the Company (the “Beneficial Ownership Limitation”). Upon the written or oral request of Holder, the Company shall within twenty-four (24) hours confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

ARTICLE 2 ADJUSTMENTS

          2.1        Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

          2.2        Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any security entitling the holder thereof (including sales or grants to the Holder) to acquire Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a “Common Stock Equivalent”), at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price regardless of whether such holder has received or ever receives shares at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and consequently the number of Warrant Shares issuable hereunder shall be increased such that the Aggregate Exercise Amount hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Amount prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than the business day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 2.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). In addition, the Company shall provide the Holder, whenever the Holder requests at any time while this Warrant is outstanding, a schedule of all issuances of Common Stock or Common Stock Equivalents since the date of the Agreement, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Company shall notify the Holder in writing of any issuances within twenty-four (24) hours of such issuance. For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2.2, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

          2.3        Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock, then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

          2.4        Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Article 2, the Company shall promptly notify the Holder (by written notice) setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ARTICLE 3 COMPANY COVENANTS

          3.1        Reservation of Shares. As of the issuance date of this Warrant and for the remaining period during which the Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the full exercise of this Warrant. The Company represents that upon issuance, such Warrant Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary Warrant Shares upon the exercise of this Warrant. No further approval or authority of the stockholders of the Board of Directors of the Company is required for the issuance of the Warrant Shares.

          3.2        No Adverse Actions. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

ARTICLE 4 MISCELLANEOUS

          4.1        Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

          4.2        Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, by a written assignment of this Warrant duly executed by the Holder or its agent or attorney. If necessary to obtain a new warrant for any assignee, the Company, upon surrender of this Warrant, shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and such new Warrants, for purposes of Rule 144, shall tack back to the original date of this Warrant. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

          4.3        Assignability. The Company may not assign this Warrant. This Warrant will be binding upon the Company and its successors, and will inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder to anyone of its choosing without the Company’s approval.

          4.4        Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

          4.5        Governing Law. This Warrant will be governed by, and construed and enforced in accordance with, the laws of the State of Arizona, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of Arizona or in the federal courts located in the State of Arizona. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

          4.6        Delivery of Process by Holder to the Company. In the event of any action or proceeding by Holder against the Company, and only by Holder against the Company, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known address or to its last known attorney set forth in its most recent SEC filing.

          4.7        No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1.1. So long as this Warrant is unexercised, this Warrant carries no voting rights and does not convey to the Holder any “control” over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether the price of the Company’s Common Stock exceeds the Exercise Price.

          4.8        Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          4.9        Attorney Fees. In the event any attorney is employed by either party to this Warrant with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Warrant or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Warrant, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

          4.10      Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Warrant, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by the Company’s counsel.

          4.11      Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

          4.12      Amendment Provision. The term “Warrant” and all references thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          4.13      No Shorting. Holder agrees that so long as this Warrant remains unexercised in whole or in part, Holder will not enter into or effect any “short sale” of the common stock or hedging transaction which establishes a net short position with respect to the common stock of the Company. The Company acknowledges and agrees that as of the date of delivery to the Company of a fully and accurately completed Notice of Exercise, Holder immediately owns the common shares described in the Notice of Exercise and any sale of those shares issuable under such Notice of Exercise would not be considered short sales.

*      *      *

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh
       Alexander Walsh
       President

HOLDER:

/s/ John Fierro_________
John Fierro, President

NOTICE OF EXERCISE

TO:    LITHIUM EXPLORATION GROUP, INC.

                              (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                              (2) Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.3.

                              (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

                              (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name: _______________________________________
Date: ________________________________________

Default Provisions

Default. The following are Events of Default under the Note, the Warrant, and any other document related to the transactions contemplated by Securities Purchase Agreement: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Borrower shall fail to pay any amount under the Warrant when due and payable (or payable upon exercise) thereunder; or (iv) the Company shall fail to honor its obligations under the Securities Purchase Agreement, any other document related to the Securities Purchase Agreement; or any other written agreement between the Company and the Purchaser; or (v) any representation of the Company under Representations and Warranties Agreement was untrue at the time it was made or the Company shall fail to honor any warranty made by the Company under such Representations and Warranties Agreement; or (vi) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets; or (vii) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (viii) the Borrower shall make a general assignment for the benefit of creditors; or (ix) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (x) an involuntary proceeding shall be commenced or filed against the Borrower; or (xi) the Borrower shall lose its ability to electronically transfer shares by “DWAC/FAST” transfer and such loss is not cured within 30 days; or (xii) the Borrower shall lose its status as “DTC Eligible”; or the Borrower’s stockholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System and such loss is not cured within 30 days; or (xiii) the Borrower shall become late or delinquent in its filing requirements (a filing before the expiration of a valid extension of time to file is not delinquent) as a fully-reporting issuer registered with the Securities & Exchange Commission.

COMPANY / BORROWER:

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh
Alexander Walsh
President

LENDER/HOLDER:

/s/ John Fierro
John Fierro, President
JDF Capital Inc.

REPRESENTATIONS AND WARRANTIES AGREEMENT

          These Representations and Warranties apply to the Securities Purchase Agreement (the “Agreement”) dated as of February 19, 2013, between Lithium Exploration Group, Inc., a Nevada corporation (the “Company”) and JDF Capital Inc., (the “Purchaser”). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

The Company represents and warrants to the Purchaser, as of the date of the Agreement (unless otherwise stated), as follows:

          1)        Authorized Capital Stock. The Company has 500,000,000 authorized shares of common stock and 100,000,000 authorized preferred shares. There are 42,398,213 shares of common stock issued and outstanding and no preferred shares outstanding. The Company has options to purchase 2,000,000 common shares outstanding. The Company has reserved for other parties from its authorized shares of common stock 2,000,000 shares in respect of options and 15,000,000 for its convertible debentures. As set forth above, the total number of authorized shares reserved for other parties is 17,000,000, there are 40,398,213 shares issued and outstanding, and there are therefore 442,601,787 authorized shares that are available for issuance or reservation, and the Company will reserve a sufficient number of shares for Purchaser as set forth in Section 2.2 of the Agreement. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security (other than the Note and the Warrant) issued by the Company (or in any agreement providing rights to security holders). The issuance and sale of the Note and the Warrant pursuant to the Agreement will not give rise to any preemptive rights or rights of first refusal, co-sale rights or any other similar rights on behalf of any person or result in the triggering of any anti-dilution or other similar rights.

          2)        No Conflicts. The execution, delivery and performance by the Company of the Agreement, the Note, and the Warrant, the issuance and sale of the Securities, and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any of its subsidiaries is a party or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except where the Company has obtained a waiver specifically permitting the Company to enter into the Agreement and such waiver is attached hereto as Exhibit A, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a subsidiary is bound or affected.

          3)        No Inconsistent Agreements. Neither the Company nor any of its subsidiaries has entered into, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of the Agreement, enter into any agreement with respect to its securities that would have the effect of impairing the rights granted to the Purchaser in the Agreement, the Note, or the Warrant or that otherwise conflicts with the provisions of the Agreement, the Note, or the Warrant.

          4)        DWAC/DTC. The Company is currently able to electronically transfer shares via DWAC/FAST electronic transfer system. The shares of common stock of the Company are DTC eligible.

          5)       Transfer Agent. The name and address of the Company’s transfer agent is VStock Transfer, LLC, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, email: info@vstocktransfer.com, phone: 212-828-8436. The Company will not issue stop transfer instructions to the transfer agent regarding any shares of common stock of the Company issued to the Purchaser.

1

          6)        Other Registration Rights. No person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended, of any securities of the Company or any of its subsidiaries.

          7)        This Section 7 intentionally left blank.

          8)        SEC Documents. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC for the last two years pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, the SEC Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          9)        No Material Change. Since the date of the last Form 10-Q filed by the Company with the SEC on February 19, 2013, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any of its subsidiaries has altered its method of accounting; (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iv) the Company has not paid or declared any dividends or other distributions with respect to its capital stock; (v) there has not been any change in the capital stock of the Company, other than the sale of the Securities under the Agreement and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (vi) there has not been any material adverse change in the condition (financial or otherwise), assets, properties, business, prospects or results of operations of the Company. The Company does not have pending before the SEC any request for confidential treatment of information.

          10)      Transfer Taxes. All stock transfer fees or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities or the conversion of the Notes or exercise of the Warrants will be, or, when the liability arises, will have been, fully paid or provided for by the Company and all laws imposing such fees and/or taxes will be or will have been fully complied with.

          11)      Other Financings. Except as disclosed in the SEC documents, the Company has not engaged in any financing transaction in which the Company has issued securities, and does not currently have outstanding any securities, with either (i) a conversion price more favorable to the holder than the conversion price set forth in the Note, or (ii) an exercise price more favorable to the holder than the exercise price set forth in the Warrant.

          12)      Use of proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital, capital expenditures, and operating expenses.

          13)      Litigation. There is no action, suit, inquiry, notice of violation, default, proceeding or investigation existing, pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Neither the Company nor any of its subsidiaries, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

          14)      Law. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any inquiry or investigation by the SEC, any state securities regulator, the U.S. Department of Justice, or any state, Federal or non-US regulatory authority targeted at the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its subsidiaries under the Exchange Act or the Securities Act.

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          15)      No Bankruptcy. The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the effective date of the Agreement.

          16)      No Reverse Split. From the date hereof until the twelve (12) month anniversary of the effective date of the Agreement, the Company shall not undertake a reverse or forward stock split or reclassification of the Company’s common stock without the prior written consent of the Purchaser.

          17)      Conversion and Exercise. By entering into the Agreement, the Company agrees to take responsibility and accountability for the conversion terms of the Note and the exercise terms of the Warrant, and to honor the conversion and exercise terms as set forth in the Note and the Warrant.

          18)      Participation in Future Financings. From the date hereof until the twelve (12) month anniversary of the effective date of the Agreement, upon any issuance by the Company or any of its subsidiaries of any security for cash consideration (a “Subsequent Financing”), the Purchaser shall have the right to participate in the Subsequent Financing in a matching amount up to 100% of the Subsequent Financing on the same terms, conditions and price as provided for in the Subsequent Financing.

          19)      Terms of Future Financings. So long as any Note or Warrant is outstanding, upon any issuance by the Company or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Purchaser in the Agreement or the related transaction documents, then the Company shall notify the Purchaser of such additional or more favorable term and such term, at Purchaser’s option, shall become a part of the transaction documents with the Purchaser. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, actual conversion price, interest rates, original issue discounts, and warrant coverage.

          20)      Subsequent Equity Sales or Agreements. The Company shall provide the Purchaser, whenever the Purchaser requests at any time while the Note or Warrant is outstanding, a schedule of all issuances of Common Stock or any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a “Common Stock Equivalent”) since the date of the Agreement, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Company shall notify the Purchaser in writing of any issuances within twenty-four (24) hours of such issuance.

*      *      *

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COMPANY:

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh
Alexander Walsh
President

PURCHASER:

/s/ John Fierro
John Fierro, President

[Representations and Warranties Agreement Signature Page]

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SECURITY AGREEMENT

                              SECURITY AGREEMENT (this “Agreement”), dated as of February 19, 2013, among Lithium Exploration Group, Inc., a Nevada corporation (the “Company”), Alexander Walsh (the “Pledgor”), and JDF Capital Inc., (the “Pledgee”).

W I T N E S S E T H:

                              WHEREAS, the Company and the Pledgee are parties to that certain Securities Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Company has or will issue original issue discount convertible debentures in the aggregate principal amount of $672,000.

                              WHEREAS, as a material inducement to the Pledgee to enter into the Purchase Agreement, the Pledgee has required and the Pledgor has agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations of the Company, whether matured or unmatured, now or hereafter existing or created and becoming due and payable (the “Obligations”) to the Pledgee, their successors, endorsees, transferees or assigns under the Transaction Documents (as defined in the Purchase Agreement) and under those certain Debentures in the aggregate amount of $672,000, to the extent of the Collateral (as defined in Section 5 hereof), and (ii) to grant to the Pledgee, their successors, endorsees, transferees or assigns a security interest in the number of shares of Common and Preferred Stock owned by the Pledgor as set forth below the Pledgor’s signature on the signature page hereto (collectively, the “Shares”), as collateral security for Obligations. Terms used and not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

                              NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

                              1.        Guaranty. To the extent of the Collateral, the Pledgor hereby absolutely, unconditionally and irrevocably guarantees to the Pledgee, their successors, endorsees, transferees and assigns the due and punctual performance and payment of the Obligations owing to the Pledgee, their successors, endorsees, transferees or assigns when due, all at the time and place and in the amount and manner prescribed in, and otherwise in accordance with, the Transaction Documents, regardless of any defense or set-off counterclaim which the Company or any other person may have or assert, and regardless of whether or not the Pledgee or anyone on behalf of the Pledgee shall have instituted any suit, action or proceeding or exhausted its remedies or taken any steps to enforce any rights against the Company or any other person to compel any such performance or observance or to collect all or part of any such amount, either pursuant to the provisions of the Transaction Documents or at law or in equity, and regardless of any other condition or contingency. The Pledgor shall have no obligation whatsoever to the Pledgee beyond the Collateral pledged for the Obligations set forth herein.

                              2.        Waiver of Demand. The Pledgor hereby unconditionally: (i) waives any requirement that the Pledgee, in the event of a breach in any material respect by the Company of any of its representations or warranties in the Transaction Documents, first make demand upon, or seek to enforce remedies against, the Company or any other person before demanding payment of enforcement hereunder; (ii) covenants that this Agreement will not be discharged except by complete performance of all the Obligations to the extent of the Collateral; (iii) agrees that this Agreement shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by, any invalidity, irregularity or unenforceability in whole or in part of the Transaction Documents or any limitation on the liability of the Company thereunder, or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever; and (iv) waives diligence, presentment and protest with respect to, and notice of default in the performance or payment of any Obligation by the Company under or in connection with the Transaction Documents.

                              3.        Release. The obligations, covenants, agreements and duties of the Pledgor hereunder shall not be released, affected or impaired by any assignment or transfer, in whole or in part, of the Transaction Documents or any Obligation, although made without notice to or the consent of the Pledgor, or any waiver by the Pledgee, or by any other person, of the performance or observance by the Company or the Pledgor of any of the agreements, covenants, terms or conditions contained in the Transaction Documents, or any indulgence in or the extension of the time or renewal thereof, or the modification or amendment (whether material or otherwise), or the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the stock or assets of the Company or the Pledgor, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting the Company or the Pledgor or any assets of the Company or the Pledgor, or the release of any proper from any security for any Obligation, or the impairment of any such property or security, or the release or discharge of the Company or the Pledgor from the performance or observance of any agreement, covenant, term or condition contained in or arising out of the Transaction Documents by operation of law, or the merger or consolidation of the Company, or any other cause, whether similar or dissimilar to the foregoing.

                              4.        Subrogation.

                                        (a)      Unless and until complete performance of all the Obligations to the extent of the Collateral, the Pledgor shall not be entitled to exercise any right of subrogation to any of the rights of the Pledgee against the Company or any collateral security or guaranty held by the Pledgee for the payment or performance of the Obligations, nor shall the Pledgor seek any reimbursement from the Company in respect of payments made by the Pledgor hereunder.

                                        (b)      In the extent that the Pledgor shall become obligated to perform or pay any sums hereunder, or in the event that for any reason the Company is now or shall hereafter become indebted to the Pledgor, the amount of such sum shall at all times be subordinate as to lien, time of payment and in all other respects, to the amounts owing to the Pledgee under the Transaction Documents and the Pledgor shall not enforce or receive payment thereof until all Obligations due to the Pledgee under the Transaction have been performed or paid. Nothing herein contained is intended or shall be construed to give to the Pledgor any right of subrogation in or under the Transaction Documents, or any right to participate in any way therein, or in any right, title or interest in the assets of the Pledgee.

                              5.        Security. As collateral security for the punctual payment and performance, when due, by the Company of all the Obligations, the Pledgor hereby pledges with, hypothecates, transfers and assigns to the Pledgee all of the Shares and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for the Shares, including, without limitation, any shares and other securities into which such Shares may be convertible or exchangeable (collectively, the “Additional Collateral” and together with the Shares, the “Collateral”). Simultaneously herewith, the Pledgor shall deliver to the Pledgee the certificate(s) representing the Shares, stamped with a bank medallion guarantee, along with a stock transfer power duly executed in blank by the Pledgor, to be held by the Pledgee as security. Any Collateral received by the Pledgor on or after the date hereof shall be immediately delivered to the Pledgee together with any executed stock powers or other transfer documents requested by the Pledgee, which request may be made at any time prior to the date when the Obligations shall have been paid and otherwise satisfied in full.

                              6.      Voting Power, Dividends, Etc. and other Agreements.

                                        (a)      Unless and until an Event of Default (as set forth in Section 7 hereof) has occurred, the Pledgor shall be entitled to:

     (i)      Exercise all voting and/or consensual powers pertaining to the Collateral, or any part thereof, for all purposes;

     (ii)      Receive and retain dividends paid with respect to the Collateral; and

     (iii)      Receive the benefits of any income tax deductions available to the Pledgor as a shareholder of the Company.

                                        (b)      The Pledgor agrees that it will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Collateral.

                                        (c)      The Pledgor and the Company jointly and severally agree to pay all costs including all reasonable attorneys’ fees and disbursements incurred by the Pledgee in enforcing this Agreement in accordance with its terms.

                              7.        Default and Remedies.

                                        (a)      For the purposes of this Agreement, “Event of Default” shall mean:

     (i)      default in or under any of the Obligations after the expiration, without cure, of any applicable cure period;

     (ii)      a breach in any material respect by the Company of any of its representations or warranties in the Transaction Documents; or

     (iii)      a breach in any material respect by the Pledgor of any of its representations or warranties in this Agreement.

                                        (b)      the Pledgee shall have the following rights upon any Event of Default:

     (i)      the rights and remedies provided by the Uniform Commercial Code as adopted by the State of Arizona (the “UCC”) (as said law may at any time be amended);

     (ii)      the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Collateral;

     (iii)      the right to cause any or all of the Collateral to be transferred to its own name or to the name of its designee and have such transfer recorded in any place or places deemed appropriate by the Pledgee; and

     (iv)      the right to sell, at a public or private sale, the Collateral or any part thereof for cash, upon credit or for future delivery, and at such price or prices in accordance with the UCC (as such law may be amended from time to time). Upon any such sale the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. The Pledgee shall give the Pledgor not less than ten (10) days’ written notice of its intention to make any such sale. Any such sale, shall be held at such time or times during ordinary business hours and at such place or places as the Pledgee may fix in the notice of such sale. The Pledgee may adjourn or cancel any sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral upon terms calling for payments in the future, any Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice. The Pledgee, however, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose the security interest and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction, the Pledgor having been given due notice of all such action. The Pledgee shall incur no liability as a result of a sale of the Collateral or any part thereof. All proceeds of any such sale, after deducting the reasonable expenses and reasonable attorneys’ fees incurred in connection with such sale, shall be applied in reduction of the Obligations, and the remainder, if any, shall be paid to the Pledgor.

                              8.        Application of Proceeds; Release. The proceeds of any sale or enforcement of or against all or any part of the Collateral, and any other cash or collateral at the time held by the Pledgee hereunder, shall be applied by the Pledgee first to the payment of the reasonable costs of any such sale or enforcement, then to reimburse the Pledgee for any damages, costs or expenses incurred by the Pledgee as a result of an Event of Default, then to the payment of the principal amount or stated valued (as applicable) of, and interest or dividends (as applicable) and any other payments due in respect of, the Obligations. The remainder, if any, shall be paid to the Pledgor. As used in this Agreement, “proceeds” shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of any issuer of securities included in the Collateral.

                              9.        Representations and Warranties.

                                        (a)      The Pledgor hereby represents and warrants to the Pledgee that:

     (i)      the Pledgor has full power and authority and legal right to pledge the Collateral to the Pledgee pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms.

     (ii)      the execution, delivery and performance of this Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor and the Collateral may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Pledgor’s properties pursuant to the provisions of such mortgage, indenture, contract or other agreement.

     (iii)      the Pledgor is the sole record and beneficial owner of all of the Shares; and

     (iv)      the Pledgor owns the Collateral free and clear of all Liens.

                                   (b)      The Company represents and warrants to the Pledgee that:

     (i)      it has no knowledge that any of the representations or warranties of the Pledgor herein are incorrect or false in any material respect;

     (ii)      all of the Shares were validly issued, fully paid and non-assessable; and

     (iii)      the Pledgor is the record holder of the Shares.

                              10.      No Waiver; No Election of Remedies. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgee of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of the Pledgee at law or equity or under this Agreement or any of the documents shall not be deemed to be an election of Pledgee’s rights or remedies under such documents or at law or equity.

                              11.      Termination. This Agreement shall terminate on the date on which all Obligations have been performed, satisfied, paid or discharged in full.

                              12.      Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Agreement. The Pledgee acknowledge that they are aware that Pledgor shall have no obligations whatsoever to the Pledgee beyond the Collateral pledged for the Obligations set forth herein, and no request for further assurance may or shall increase such Obligations.

                              13.      Miscellaneous.

                                        (a)      Modification. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and specifically incorporates all prior oral and written agreements relating to the subject matter hereof. No portion or provision of this Agreement may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

                                        (b)      Notice. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (Phoenix time) on a Business Day (as defined in the Purchase Agreement), (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (Phoenix time) on any date and earlier than 11:59 p.m. (Phoenix time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier services, or (iv) upon actual receipt by the party to whom such notice is required to be given.

                                        (c)      Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

                                        (d)      Benefit of Agreement. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

                                        (e)      Mutual Agreement. This Agreement embodies the arm’s length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

                                        (f)      Arizona Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona without regard to the principals of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and Federal courts sitting in the state of Arizona, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

LITHIUM EXPLORATION GROUP, INC.

By: /s/ Alexander Walsh
Name: Alex Walsh
Title: CEO

Pledgee:

JDF CAPITAL INC.

By: /s/ John Fierro
Name: John Fierro
Title: President

Pledgor:

/s/ Alexander Walsh_____________________________
Alexander Walsh

Number of Shares subject to this pledge:

3,000,000 Common Shares and 20,000,000 Preferred Shares